Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Costco Wholesale Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-82782, 333-120523, 333-129172, 333-135052, 333-150014, 333-151748, 333-165550, and 333-180163) on Form S-8 and the registration statement (No. 333-140651) on Form S-3 of Costco Wholesale Corporation of our reports dated October 19, 2012, with respect to the consolidated balance sheets of Costco Wholesale Corporation as of September 2, 2012 and August 28, 2011, and the related consolidated statements of income, equity and comprehensive income, and cash flows for the 53-week period ended September 2, 2012, and the 52-week periods ended August 28, 2011 and August 29, 2010, and the effectiveness of internal control over financial reporting as of September 2, 2012, which reports appear in the September 2, 2012 annual report on Form 10-K of Costco Wholesale Corporation.

/s/ KPMG LLP

Seattle, Washington

October 19, 2012